Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Procera Networks, Inc. a Nevada corporation (the "Company") on Form 10-QSB for the period ending September 26, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jay R. Zerfoss, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss.
1350,  as  adopted  pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Procera Networks, Inc., and will be retained by Procera Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Jay R. Zerfoss
------------------------------
Jay R. Zerfoss
Chief Financial Officer
November 10, 2004